P R E S S R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Public Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS DISCLOSES NASDAQ COMMUNICATIONS

COMPANY PREPARES TO FILE REGISTRATION STATEMENT

SAN ANTONIO, Texas -- March 23, 2006 _ Analytical Surveys, Inc. (ASI) (Nasdaq: ANLT), today announced that on March 21, 2006, it received notification that Nasdaq has determined that the Company complies with Rule 4310 (c)(2)(B)(i) and can maintain its Nasdaq listing. Nasdaq will continue to monitor the Company's ongoing compliance with the stockholders' equity requirement, and if the Company does not evidence compliance with that requirement upon filing its next quarterly report on or before May 14, 2006, the Company may be subject to delisting.

The Company has also amended the December 7, 2005, Consulting Agreement ("Agreement") with Pluris Partners, Inc. to restrict the transferability of shares of common stock issued pursuant to the Agreement. The shares, which were restricted when issued, will now be subject to a stop transfer order until shareholder approval of their issuance has been obtained. Until that time, these shares carry no voting rights and are not eligible to participate economically. If shareholders fail to approve the issuance, the shares would be returned to the Company. On March 17, 2006, Nasdaq issued a letter to the Company stating that, prior to the amendment of the Agreement, the Company had been noncompliant with shareholder approval requirements as set forth in Nasdaq's Marketplace Rule 4350(i)(1)(A), and that with the amendment, and the disclosure made within this press release, as required by Marketplace Rule 4803(a), the Company has regained compliance with the Rule and the matter is now closed.

The Company also announced that on or before March 27, 2006, it plans to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the shares of common stock issuable upon the conversion of its recently issued Series A Convertible Preferred Stock and the related warrants, as well as common stock recently issued to Black Shale Energy, LLC, as described in the Company's press release dated March 15, 2006, as well as the shares issued to Pluris.

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. The Company is in the process of expanding its business into the energy sector. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-KSB.